Exhibit 99.1

Contact:

Paul L. Audet

212-409-3555

invrel@blackrock.com

BlackRock, Inc. Reports 24% Increase in Net Income for the Second Quarter to $48.0 Million with

Diluted Earnings per Share Rising by 26% to $0.73

New York, July 20, 2004 – BlackRock, Inc. (NYSE:BLK) today reported net income for the second quarter ended June 30, 2004 of $48.0 million, a 24% increase compared with $38.7 million earned in the second quarter of 2003 and a 3% increase from first quarter results, exclusive of an $8.7 million tax benefit. As disclosed previously, BlackRock realized a net income benefit of approximately $8.7 million, or $0.13 per share, during the first quarter associated with the resolution of an audit performed by New York State on the Company’s 1998 through 2001 state income tax returns. Second quarter earnings growth for 2004 as compared to the prior year was driven by a $39.9 million, or 28%, increase in total revenue. Diluted earnings per share for the second quarter were $0.73, a 26% increase compared with $0.58 for the second quarter of 2003.

During the second quarter, the Company sold its interest in Trepp LLC, a leading provider of commercial mortgage backed security information, analytics and technology, resulting in an increase in net income of approximately $1.5 million or $0.02 per diluted share. The recognition of a $12.9 million gain on the sale, included in non-operating income, was partially offset by $7.0 million of incentive compensation costs, $2.9 million of minority interest charges and $1.5 million of tax expense. Operating income for the second quarter of 2004 of $62.6 million was reduced by the $7.0 million incentive compensation charge, which resulted in a decrease in BlackRock’s operating margin for the three and six month periods ended June 30, 2004 by approximately 4% and 2%, respectively.

Net income for the six months ended June 30, 2004 was $103.2 million, a 39% increase compared with $74.0 million earned in 2003. Diluted earnings per share for the six months ended June 30, 2004 were $1.57, a 40% increase compared with $1.12 for the six months ended June 30, 2003. Operating income for the six months ended June 30, 2004 was $132.3 million, a $23.5 million, or 22%, increase compared with $108.9 million earned in 2003.

Assets under management (“AUM”) closed the quarter at $309.7 billion, up $23.3 billion year-over-year and down $11.0 billion since first quarter-end. The decline in assets during the quarter was largely attributable to the effect of rising interest rates, including $7.8 billion of outflows in liquidity assets and $4.4 billion of market depreciation in fixed income accounts. An additional $3.2 billion of outflows resulted from two client mergers and a macro-driven decision by a multi-billion dollar AUM client to substantially restructure their exposure to the fixed income markets. Excluding these three accounts, net new business totaled $4.4 billion in long-dated products. The pipeline also remained highly robust, including $10.8 billion of wins funded or to be funded since quarter-end.

“Our strong earnings during the second quarter highlight the success we have achieved in diversifying our business,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “Solid new business efforts across client channels, growth in BlackRock Solutions and investment performance, which was strong in a broad range of products, enabled us to overcome the expected adverse impact of rising rates on money markets and bonds. Looking forward, I am very encouraged by the increasing diversification of our activities, including growth in alternative investments, BlackRock Solutions and advisory services, as well as our robust pipeline in core investment products supported, as always, by strong and competitive investment performance. All of these, and the ongoing dedication and hard work of our employees, give me great confidence in our ability to capitalize on future opportunities, which I believe are as robust as ever.”

Second Quarter Highlights

•	New business efforts remained strong across client channels. During the quarter, we added $4.3 billion from international clients, with continued strong momentum from our European and Asian account management teams, our joint venture in Japan and our strategic alliance in Australia. Tax-exempt investors worldwide added $1.7 billion, with net inflows in all products other than international equities. Our insurance effort remained highly active, with $2.1 billion of net new business globally, contributing to a $3.0 billion overall increase from taxable institutions before giving effect to the merger and restructuring outflows referenced earlier. Finally, we added $113 million in new equity closed-end funds, which was overshadowed by $1.7 billion of outflows in retail money market funds.

•	Fixed income AUM closed the second quarter at $223.5 billion, down $3.3 billion versus first quarter-end. Interest rates rose throughout the quarter, causing net asset values to deteriorate by $4.4 billion or 1.9% on average assets. Net new business totaled $1.1 billion, with the results muted by the $3.2 billion of withdrawals that resulted from client mergers and the portfolio restructuring referenced earlier. We continued to diversify our product mix, with net inflows of $651 million in global bonds and $2.3 billion in targeted duration products. Fixed income performance was strong and competitive, with 94% or more of our institutional composites exceeding the benchmark and 82% or more of our taxable bond fund assets ranked in the top two Lipper quartiles for the quarter, year-to-date, 1, 3, 5, 7 and 10 years ended June 30, 2004 (see performance notes). We believe that these results will support ongoing momentum in our new business development efforts worldwide.

•	At June 30, 2004, liquidity assets totaled $65.9 billion, down $7.8 billion, or 10.6%, versus balances at March 31, 2004. Average liquidity AUM for the second quarter of 2004 approximated $71.6 billion. Inflows in liquidity separate accounts and international funds were overwhelmed by outflows in money market funds. The most critical factors contributing to these outflows were our investment strategy decision to shorten the weighted average maturity of the portfolios in anticipation of a Federal Reserve rate increase and the actual impact of the eventual rate increase. As the gap between overnight rates and money market fund yields closes, which should be hastened by the positioning of our portfolios, asset flows are likely to reverse. In fact, since quarter-end BlackRock has had liquidity inflows of approximately $4.5 billion. Of course, additional tightening by the Federal Reserve would again create a gap in favor of direct investments. Accordingly, liquidity flows should be expected to remain highly volatile.

•	Total equity assets closed the quarter at $13.5 billion under management, down $220 million during the quarter. Equity continued to be a mixed story as our international equity investment style remained out of favor. As a result, although a number of clients awarded us additional funds in our international equity mandates during the quarter, redemptions outpaced inflows by $328 million. In contrast, we added $236 million in net new business in our small/mid cap value and quantitative equity products. Year-to-date, 91% of our institutional domestic equity composites have outperformed their benchmarks and 96% of fund AUM ranked in the top two Lipper quartiles (see performance notes). We continue to be optimistic that we can grow these assets over time.

•	Alternative investment products increased $284 million to $6.6 billion at June 30, 2004. While we continued to raise new assets in existing hedge fund and fund of fund products, the numbers alone do not capture positive developments in this area. Investment performance in our fixed income hedge fund was very strong as returns exceeded the fund’s high water mark. We are receiving good reception to a number of new product marketing efforts launched during the quarter, including two new fixed income strategies: a new collateralized debt obligation and a new real estate mezzanine fund. Accordingly, our pipeline in alternatives is both robust and diverse, reflecting a strong ability to continue to expand our platform.

•	BlackRock Solutions had another strong quarter, adding three new risk management assignments. In addition, we completed one Aladdin implementation and have two additional implementations in process. We have also begun to capitalize on our expanded advisory services, adding two new assignments within the past two months. These clients are served by bringing together risk management, capital markets, industry and strategy experts from across the firm to provide clients with high level, value-added services.

•	Overall, our pipeline remains exceptionally strong, with an additional $6.8 billion of fundings (including $4.5 billion of liquidity assets) since quarter-end, $4.0 billion of wins to be funded and a robust backlog of RFPs in process for both fixed income and equities. BlackRock Solutions has numerous opportunities in development, several of which are expected to complete the sales cycle prior to the end of the year. Strong performance in a broad range of products will help ensure continued new business momentum, and we continue to be optimistic about both growth and diversification opportunities in BlackRock’s business.

Total revenue for the quarter ended June 30, 2004 increased $39.9 million, or 28%, to $183.8 million compared to $143.9 million for the quarter ended June 30, 2003. Separate account revenue increased by $27.5 million, or 35%, mutual funds revenue increased by $6.5 million, or 13%, and other income increased by $5.9 million, or 37%, compared with the quarter ended June 30, 2003. The increase in separate account revenue primarily consisted of a $15.9 million increase in alternative investment product performance fees primarily attributable to investment returns in the Company’s fixed income hedge fund and an $11.5 million, or 15%, increase in separate account base fees driven by a $27.2 billion, or 13%, increase in AUM, primarily in fixed income. Mutual fund revenue increased primarily due to new closed-end fund launches since June 30, 2003, which generated $2.5 billion of additional AUM. Other income increased primarily due to strong sales in BlackRock Solutions products and services.

	Three months ended June 30,		March 31, 2004	Variance vs.
				June 30, 2003		March 31, 2004
	2004	2003		Amount	%	Amount	%
(Dollar amounts in thousands)
Mutual funds revenue
BlackRock Funds	$18,058	$17,056	$18,782	$1,002	5.9%	($724)	(3.9%)
Closed-end Funds	17,484	12,301	16,789	5,183	42.1	695	4.1
BlackRock Liquidity Funds	19,160	18,854	20,612	306	1.6	(1,452)	(7.0)
Other commingled funds	279	285	263	(6)	(2.1)	16	6.1

Total mutual funds revenue	54,981	48,496	56,446	6,485	13.4	(1,465)	(2.6)

Separate accounts revenue
Separate accounts base fees	89,436	77,957	88,066	11,479	14.7	1,370	1.6
Separate accounts performance fees	17,596	1,560	15,806	16,036	NM	1,790	11.3

Total separate accounts revenue	107,032	79,517	103,872	27,515	34.6	3,160	3.0

Total investment advisory and administration fees	162,013	128,013	160,318	34,000	26.6	1,695	1.1
Other income	21,799	15,893	21,505	5,906	37.2	294	1.4

Total revenue	$183,812	$143,906	$181,823	$39,906	27.7%	$1,989	1.1%

NM = Not meaningful

Revenue growth of approximately $2.0 million compared to the first quarter of 2004 largely reflects an increase in alternative investment product performance fees, higher separate account average AUM and the successful offering of an equity closed-end fund during the second quarter of 2004, which was partially offset by the impact of AUM decreases in the BlackRock Liquidity Funds and the BlackRock Funds.

Total revenue for the six months ended June 30, 2004 increased $79.0 million, or 28%, to $365.6 million compared to $286.7 million during the six months ended June 30, 2003. Separate account revenue increased by $53.8 million, or 34%, mutual funds revenue increased by $14.2 million, or 15%, and other income increased by $11.0 million, or 34%, compared with the six months ended June 30, 2003. The growth in separate account fees primarily consisted of an increase in alternative investment product performance fees of $27.2 million and an increase in base fees of $25.0 million, or 16%, resulting from a $27.2 billion or 13% increase in assets under management. The increase in mutual funds revenue consisted of increases in closed-end fund revenue and BlackRock Funds revenue of $10.7 million and $3.6 million, respectively. Closed-end fund revenue increased during the period due to several closed-end fund launches since June 30, 2003, resulting in a $2.5 billion increase in assets under management. Growth in BlackRock Funds fees reflects a $1.1 billion, or 6%, increase in average asset under management. Other income increased primarily due to strong sales of BlackRock Solutions products and services.

	Six months ended June 30,		Variance
	2004	2003	Amount	%
(Dollar amounts in thousands)
Mutual funds revenue
BlackRock Funds	$36,840	$33,242	$3,598	10.8
Closed-end Funds	34,274	23,614	10,660	45.1
BlackRock Liquidity Funds	39,773	39,853	(80)	(0.2)
Other commingled funds	540	527	13	2.5

Total mutual funds revenue	111,427	97,236	14,191	14.6

Separate accounts revenue
Separate accounts base fees	177,502	152,470	25,032	16.4
Separate accounts performance fees	33,402	4,672	28,730	NM

Total separate accounts revenue	210,904	157,142	53,762	34.2

Total investment advisory and administration fees	322,331	254,378	67,953	26.7
Other income	43,304	32,279	11,025	34.2

Total revenue	$365,635	$286,657	$78,978	27.6%

NM = Not meaningful

Total expense for the quarter ended June 30, 2004 increased $32.1 million, or 36%, to $121.2 million compared to $89.1 million during the quarter ended June 30, 2003. The increase in total expenses for the quarter primarily reflects increases of $25.8 million in employee compensation and benefits and $5.9 million in general and administration expense. The rise in employee compensation and benefits primarily reflects increased salary and benefit expense of $5.0 million and a $20.1 million increase in incentive compensation costs associated with alternative investment product performance fees, the gain on the Company’s sale of Trepp LLC and operating income growth. The increase in general and administration expense primarily reflects increased marketing and promotional costs of $2.8 million for closed-end fund launches and to support the growth in the Company’s institutional business, increased professional fees of $2.1 million for legal and accounting services related to mutual fund regulatory inquiries and Sarbanes-Oxley Act of 2002 compliance activities and a $0.4 million rise in insurance costs.

	Three months ended			Variance vs.
	June 30,		March 31,	June 30, 2003		March 31, 2004
	2004	2003	2004	Amount	%	Amount	%
(Dollar amounts in thousands)
General and administration expense:
Marketing and promotional	$9,637	$6,797	$8,206	$2,840	41.8%	$1,431	17.4%
Occupancy	5,914	5,400	5,651	514	9.5	263	4.7
Technology	4,603	4,523	4,558	80	1.8	45	1.0
Other general and administration	11,209	8,756	12,884	2,453	28.0	(1,675)	(13.0)

Total general and administration expense	$31,363	$25,476	$31,299	$5,887	23.1%	$64	0.2%

The $9.2 million increase in expense from the first quarter 2004 was largely attributable to an increase in incentive compensation related to the sale of the Company’s interest in Trepp LLC and alternative investment product performance fees, partially offset by the recognition of a $6.1 million impairment charge related to an acquired management contract on a hedge fund that was liquidated during the first quarter.

Total expenses for the six months ended June 30, 2004 increased $55.5 million, or 31%, to $233.3 million compared to $177.8 million during the six months ended June 30, 2003. The increase was primarily attributable to an increase of $36.5 million, or 33%, in employee compensation and benefits, an increase of $12.1 million, or 24%, in general and administration expense, an increase in fund administration and servicing costs of $0.8 million and the recognition of a $6.1 million impairment of an acquired management contract during 2004. The rise in employee compensation and benefits expense is primarily due to increased incentive compensation of $20.5 million related to alternative investment product performance fees and the gain on the sale of the Company’s interest in Trepp LLC and an $8.3 million rise in salaries and benefits reflecting increased headcount. General and administration expense rose during the period due to increased professional fees of $4.6 million for legal and accounting services related to mutual fund regulatory inquiries and Sarbanes-Oxley Act compliance activities, a $4.4 million, or 33%, increase in marketing and promotional expense related to support of closed-end fund launches and to support the growth in the Company’s institutional business, as well as a $1.1 million increase in insurance premiums. The rise in fund administration and servicing costs reflects increases in shareholder servicing expenses related to newly-launched closed-end funds and transfer agency services related to BlackRock Funds totaling $2.4 million and $2.3 million, respectively, partially offset by a $4.0 million decline in affiliated fund administration and servicing expense attributable to a restructuring of BlackRock’s co-administration agreements with PFPC, Inc.

	Six months ended June 30,		Variance
	2004	2003	Amount	%
(Dollar amounts in thousands)
General and administration expense:
Marketing and promotional	$17,840	$13,464	$4,376	32.5%
Occupancy	11,564	11,012	552	5.0
Technology	9,161	9,102	59	0.6
Other general and administration	24,097	17,007	7,090	41.7

Total general and administration expense	$62,662	$50,585	$12,077	23.9%

Non-operating income for the quarter and six months ended June 30, 2004 increased $7.4 million and $9.9 million, respectively, compared to the related periods in 2003 primarily due to the recognition of a $12.9 million gain on the sale of the Company’s interest in Trepp LLC.

During the quarter ended June 30, 2004, the gain on the Company’s sale of its interest in Trepp LLC was partially offset by $0.5 million in securities losses as compared to realizing $2.8 million of gains in the second quarter of 2003 and reduced investment income of $1.8 million.

During the six months ended June 30, 2004, the gain on the sale of the Company’s interest in Trepp LLC and a $0.7 million increase in investment income related to municipal bonds acquired in mid 2003 was partially offset by reduced securities gains of $1.8 million, $1.2 million in interest expense related to the Company’s obligation to purchase a subsidiary’s minority interest in 2008 and $1.1 million representing impairments of the Company’s collateralized debt obligation investments.

During the second quarter of 2004, the Company adjusted its full year effective tax rate for 2004 to 36.5%, resulting in a $0.02 increase in diluted earnings per share for the six months ended June 30, 2004.

Outlook

Based on current conditions, which assumes no significant changes in economic activity, interest rates or new business momentum, management expects full year and third quarter 2004 diluted earnings per share to be in a range of $2.95 - $3.05 and $0.69 - $0.73, respectively. Previous full year guidance for 2004 was $2.86 - $3.06 per share.

Performance Notes

Past performance is no guarantee of future results.

Mutual fund performance data assumes the reinvestment of dividends and capital gains distributions and reflects the performance of the Institutional Class, with the exception of the BlackRock Funds, Government Income Portfolio, which reflects the performance of the Investor B Shares class. BlackRock waives fees, without which performance would be lower. Investments in BlackRock Funds are neither insured nor guaranteed by the U.S. government. Relative peer group performance is based on quartiles from Lipper Inc. Lipper rankings are based on total returns with dividends and distributions reinvested and do not reflect sales charges. Funds with returns among the top 25% of a peer group of funds with comparable objectives are in the first quartile and funds with returns in the next 25% of a peer group are in the second quartile. Some funds have less than six months of performance.

Fixed Income Portfolios of BlackRock Funds: The Core Bond Total Return and Core Bond PLUS Total Return Portfolios are in the Intermediate Investment Grade Debt Lipper peer group and the Low Duration Bond and the Enhanced Income Portfolios are in the Short Investment Grade Debt Lipper peer group. The Managed Income Portfolio is in the Intermediate Investment Grade Debt Lipper peer group and the Intermediate Bond Portfolio is in the Short-Intermediate Investment Grade Debt Lipper peer group. The High Yield Bond Portfolio is in the High Current Yield Lipper peer group and the GNMA Portfolio is in the GNMA Lipper peer group. The Intermediate Government Portfolio is in the Intermediate U.S Government Lipper peer group, the Government Income Portfolio is in the General U.S Government Lipper peer group and the International Bond Portfolio is in the International Income Lipper peer group.

Equity Portfolios of BlackRock Funds: The Small Cap Core Equity and Small Cap Value Equity Portfolios are in the Small Cap Core Lipper peer group. The Select Equity, Large Cap Growth Equity and Large Cap Value Equity Portfolios are in the Large Cap Core, Large Cap Growth and Large Cap Value Lipper peer groups, respectively. The Index Equity Portfolio is in the S&P 500 Index Objective Lipper peer group. The Mid-Cap Growth Equity, Mid-Cap Value Equity and Small Cap Growth Equity Portfolios are in the Mid Cap Growth, Mid Cap Value and Small Cap Growth Lipper peer groups, respectively. The Balanced Portfolio is in the Balanced Lipper peer group. The U.S. Opportunities Portfolio is in the Mid Cap Core Lipper peer group.

Composites Performance: Results do not reflect the deduction of management/advisory fees and other expenses, which will reduce a client’s return. For example, assuming an annual gross return of 8% and an annual management/advisory fee of 0.25%, the net annualized total return of a composite would be 7.74% over a 5-year period. BlackRock is the source of benchmark data for fixed income and equity composites. Some BlackRock composites have less than three years of performance.

About BlackRock

BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $310 billion of assets under management as of June 30, 2004. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products. In addition, BlackRock provides risk management and investment system services to a growing number of institutional investors under the BlackRock Solutions name. Clients are served from the Company’s headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, San Francisco, Tokyo and Wilmington. BlackRock is majority-owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees.

Forward Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s outlook for full year and third quarter 2004 earnings, potential new business opportunities, liquidity asset levels and other future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “pursue,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this press release, forward-looking statements are subject, among others, to the following risks and uncertainties that could cause actual results of future events to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management or of BlackRock’s investments; (3) the investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; and (14) the impact of changes to tax legislation and, generally, the tax position of BlackRock.

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2003 and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

###

TABLE 1

BlackRock, Inc.

Financial Highlights

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Variance vs.
	June 30,		March 31, 2004	June 30, 2003		March 31, 2004
	2004	2003		Amount	%	Amount	%
Total revenue	$183,812	$143,906	$181,823	$39,906	28%	$1,989	1%
Total expense	$121,231	$89,104	$112,056	$32,127	36%	$9,175	8%
Operating income	$62,581	$54,802	$69,767	$7,779	14%	$(7,186)	-10%
Net income	$47,996	$38,674	$55,207	$9,322	24%	$(7,211)	-13%
Diluted earnings per share	$0.73	$0.58	$0.84	$0.15	26%	$(0.11)	-13%
Average diluted shares outstanding	65,766,979	66,164,326	65,807,605	(397,347)	-1%	(40,626)	0%
Operating margin(a)	35.6%	40.2%	40.2%

Assets under management ($ in millions)	$309,654	$286,309	$320,672	$23,345	8%	$(11,018)	-3%

	Six months ended June 30,
			Variance
	2004	2003	Amount	%
Total revenue	$365,635	$286,657	$78,978	28%
Total expense	$233,287	$177,789	$55,498	31%
Operating income	$132,348	$108,868	$23,480	22%
Net income	$103,203	$73,994	$29,209	39%
Diluted earnings per share	$1.57	$1.12	$0.45	40%
Average diluted shares outstanding	65,776,975	66,018,501	(241,526)	0%
Operating margin(a)	37.9%	40.2%
Assets under management ($ in millions)	$309,654	$286,309	$23,345	8%

(a)	Operating income divided by total revenue less fund administration and servicing costs. Computations for all periods presented include affiliated and non-affiliated fund administration and servicing expense reported as a separate income statement line item and are derived from the Company’s consolidated financial statements, as follows:

	Three months ended			Six months ended
	June 30,		March 31, 2004	June 30,
	2004	2003		2004	2003
Operating income, as reported	$62,581	$54,802	$69,767	$132,348	$108,868

Revenue, as reported	183,812	143,906	181,823	365,635	286,657
Less: fund administration and servicing costs	(8,018)	(7,578)	(8,360)	(16,378)	(15,536)

Revenue used for operating margin measurement	175,794	136,328	173,463	349,257	271,121

Operating margin	34.0%	38.1%	38.4%	36.2%	38.0%

Operating margin, as reported	35.6%	40.2%	40.2%	37.9%	40.2%

We believe that operating margin, as reported, is an effective indicator of management’s ability to effectively employ the Company’s resources. Fund administration and servicing costs have been excluded from operating margin because these costs are a fixed, asset-based expense which can fluctuate based on the discretion of a third party.

TABLE 2

BlackRock, Inc.

Condensed Consolidated Statements of Income

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Six months ended
	June 30, 2004	June 30, 2003	% Change	June 30, 2004	June 30, 2003	% Change
Revenue
Investment advisory and administration fees
Mutual funds	$54,981	$48,496	13.4%	$111,427	$97,236	14.6%
Separate accounts	107,032	79,517	34.6	210,904	157,142	34.2

Total investment advisory and administration fees	162,013	128,013	26.6	322,331	254,378	26.7
Other income	21,799	15,893	37.2	43,304	32,279	34.2

Total revenue	183,812	143,906	27.7	365,635	286,657	27.6

Expense
Employee compensation and benefits	81,618	55,819	46.2	147,687	111,205	32.8
Fund administration and servicing costs
Affiliates	4,948	6,686	(26.0)	10,016	13,629	(26.5)
Other	3,070	892	244.2	6,362	1,907	233.6
General and administration	31,363	25,476	23.1	62,662	50,585	23.9
Amortization of intangible assets	232	231	0.4	463	463	0.0
Impairment of intangible assets	—	—	0.0	6,097	—	NM

Total expense	121,231	89,104	36.1	233,287	177,789	31.2

Operating income	62,581	54,802	14.2	132,348	108,868	21.6

Non-operating income (expense)
Investment income	16,038	8,233	94.8	22,935	11,762	95.0
Interest expense	(550)	(151)	264.2	(1,634)	(315)	418.7

	15,488	8,082	91.6	21,301	11,447	86.1

Income before income taxes and minority interest	78,069	62,884	24.1	153,649	120,315	27.7
Income taxes	26,521	24,210	9.5	46,610	46,321	0.6

Income before minority interest	51,548	38,674	33.3	107,039	73,994	44.7
Minority interest	3,552	—	NM	3,836	—	NM

Net income	$47,996	$38,674	24.1	$103,203	$73,994	39.5

Weighted-average shares outstanding
Basic	63,647,316	65,028,337	-2.1%	63,701,625	65,042,359	-2.1%
Diluted	65,766,979	66,164,326	-0.6%	65,776,975	66,018,501	-0.4%
Earnings per share
Basic	$0.75	$0.59	27.1%	$1.62	$1.14	42.1%
Diluted	$0.73	$0.58	25.9%	$1.57	$1.12	40.2%

NM - Not meaningful.

TABLE 3

BlackRock, Inc.

Condensed Consolidated Statements of Financial Condition

(Dollar amounts in thousands)

(unaudited)

	June 30, 2004	December 31, 2003
Assets
Cash and cash equivalents	$296,696	$315,941
Accounts receivable	146,185	127,316
Investments	236,369	234,923
Property and equipment, net	88,098	87,006
Intangible assets, net	185,592	192,079
Other assets	13,512	9,958

Total assets	$966,452	$967,223

Liabilities, minority interest and stockholders’ equity
Accrued compensation	$135,577	$172,447
Accounts payable and accrued liabilities	49,919	60,098
Acquired management contract obligation	4,810	5,736
Other liabilities	11,906	14,395

Total liabilities	202,212	252,676

Minority interest	8,987	1,239

Stockholders’ equity	755,253	713,308

Total liabilities, minority interest and stockholders’ equity	$966,452	$967,223

TABLE 4

BlackRock, Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Six months ended June 30,
	2004	2003
Cash flows from operating activities
Net income	$103,203	$73,994
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,105	10,464
Impairment of intangible assets	6,097	—
Minority interest	3,836	—
Stock-based compensation	6,942	4,610
Deferred income taxes	7,210	2,278
Tax benefit from stock-based compensation	1,761	4,167
Net gain on investments	(11,889)	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(19,783)	(5,307)
Increase in investments, trading	(9,156)	(22,085)
Decrease (increase) in receivable from affiliates	(209)	177
Increase in other assets	(914)	(3,756)
Decrease in accrued compensation	(36,870)	(49,452)
(Decrease) increase in accounts payable and accrued liabilities	(18,069)	6,936
(Decrease) increase in other liabilities	(2,489)	759

Cash provided by operating activities	39,775	22,785

Cash flows from investing activities
Purchase of property and equipment	(9,892)	(6,299)
Purchase of investments	(36,006)	(103,448)
Sale of investments	89,742	35,967
Deemed cash contribution upon consolidation of VIE	6,412	—
Consolidation of seed investments	(36,193)	—
Acquisitions, net of cash acquired	(73)	(4,584)

Cash provided by (used in) investing activities	13,990	(78,364)

Cash flows from financing activities
Issuance of class A common stock	—	623
Dividends paid	(31,757)	—
Dividends paid to minority interest holders	(3,975)	—
Purchase of treasury stock	(47,429)	(22,333)
Reissuance of treasury stock	10,049	2,661
Acquired management contract obligation payment	(926)	(842)

Cash used in financing activities	(74,038)	(19,891)

Effect of exchange rate changes on cash and cash equivalents	1,028	1,069

Net decrease in cash and cash equivalents	(19,245)	(74,401)
Cash and cash equivalents, beginning of period	315,941	255,234

Cash and cash equivalents, end of period	$296,696	$180,833

TABLE 5

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

	June 30,		December 31, 2003
	2004	2003
All Accounts
Fixed income	$223,542	$195,960	$214,356
Liquidity	65,943	71,585	74,345
Equity	13,543	12,412	13,721
Alternative investment products	6,626	6,352	6,934

Total	$309,654	$286,309	$309,356

Separate Accounts
Fixed income	$199,762	$174,480	$190,432
Liquidity	6,896	5,366	5,855
Liquidity-Securities lending	8,771	8,374	9,925
Equity	8,790	9,105	9,443
Alternative investment products	6,626	6,352	6,934

Subtotal	230,845	203,677	222,589

Mutual Funds
Fixed income	23,780	21,480	23,924
Liquidity	50,276	57,845	58,565
Equity	4,753	3,307	4,278

Subtotal	78,809	82,632	86,767

Total	$309,654	$286,309	$309,356

Component Changes in Assets Under Management

(Dollar amounts in millions)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
All Accounts
Beginning assets under management	$320,672	$273,599	$309,356	$272,841
Net subscriptions (redemptions)	(6,697)	5,098	(357)	4,310
Market appreciation (depreciation)	(4,321)	7,612	655	9,158

Ending assets under management	$309,654	$286,309	$309,654	$286,309

Separate Accounts
Beginning assets under management	$232,183	$194,555	$222,589	$183,513
Net subscriptions	2,273	2,409	7,244	11,930
Market appreciation (depreciation)	(3,611)	6,713	1,012	8,234

Ending assets under management	230,845	203,677	230,845	203,677

Mutual Funds
Beginning assets under management	88,489	79,044	86,767	89,328
Net subscriptions (redemptions)	(8,970)	2,689	(7,601)	(7,620)
Market appreciation (depreciation)	(710)	899	(357)	924

Ending assets under management	78,809	82,632	78,809	82,632

Total	$309,654	$286,309	$309,654	$286,309

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	2003			2004		Six months ended June 30, 2004
	June 30	September 30	December 31	March 31	June 30
Separate Accounts
Fixed Income
Beginning assets under management	$167,778	$174,480	$178,390	$190,432	$202,055	$190,432
Net subscriptions	1,682	3,700	9,842	7,141	1,365	8,506
Market appreciation (depreciation)	5,020	210	2,200	4,482	(3,658)	824

Ending assets under management	174,480	178,390	190,432	202,055	199,762	199,762

Liquidity
Beginning assets under management	6,040	5,366	5,707	5,855	6,304	5,855
Net subscriptions (redemptions)	(677)	328	135	446	591	1,037
Market appreciation	3	13	13	3	1	4

Ending assets under management	5,366	5,707	5,855	6,304	6,896	6,896

Liquidity-Securities lending
Beginning assets under management	6,344	8,374	9,996	9,925	8,479	9,925
Net subscriptions (redemptions)	2,030	1,622	(71)	(1,446)	292	(1,154)

Ending assets under management	8,374	9,996	9,925	8,479	8,771	8,771

Equity
Beginning assets under management	8,995	9,105	9,143	9,443	9,003	9,443
Net redemptions	(1,526)	(334)	(1,234)	(684)	(195)	(879)
Market appreciation (depreciation)	1,636	372	1,534	244	(18)	226

Ending assets under management	9,105	9,143	9,443	9,003	8,790	8,790

Alternative investment products
Beginning assets under management	5,398	6,352	6,676	6,934	6,342	6,934
Net subscriptions (redemptions)	900	385	237	(486)	220	(266)
Market appreciation (depreciation)	54	(61)	21	(106)	64	(42)

Ending assets under management	6,352	6,676	6,934	6,342	6,626	6,626

Total Separate Accounts
Beginning assets under management	194,555	203,677	209,912	222,589	232,183	222,589
Net subscriptions	2,409	5,701	8,909	4,971	2,273	7,244
Market appreciation (depreciation)	6,713	534	3,768	4,623	(3,611)	1,012

Ending assets under management	$203,677	$209,912	$222,589	$232,183	$230,845	$230,845

Mutual Funds
Fixed Income
Beginning assets under management	$20,280	$21,480	$22,974	$23,924	$24,742	$23,924
Net subscriptions (redemptions)	788	1,426	977	598	(264)	334
Market appreciation (depreciation)	412	68	(27)	220	(698)	(478)

Ending assets under management	21,480	22,974	23,924	24,742	23,780	23,780

Liquidity
Beginning assets under management	55,594	57,845	57,334	58,565	58,986	58,565
Net subscriptions (redemptions)	2,247	(512)	1,225	420	(8,710)	(8,290)
Market appreciation	4	1	6	1	—	1

Ending assets under management	57,845	57,334	58,565	58,986	50,276	50,276

Equity
Beginning assets under management	3,170	3,307	3,281	4,278	4,761	4,278
Net subscriptions (redemptions)	(346)	(147)	579	351	4	355
Market appreciation (depreciation)	483	121	418	132	(12)	120

Ending assets under management	3,307	3,281	4,278	4,761	4,753	4,753

Total Mutual Funds
Beginning assets under management	79,044	82,632	83,589	86,767	88,489	86,767
Net subscriptions (redemptions)	2,689	767	2,781	1,369	(8,970)	(7,601)
Market appreciation (depreciation)	899	190	397	353	(710)	(357)

Ending assets under management	$82,632	$83,589	$86,767	$88,489	$78,809	$78,809

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	2003			2004
	June 30	September 30	December 31	March 31	June 30	Six months ended June 30, 2004
Mutual Funds
BlackRock Funds
Beginning assets under management	$18,013	$18,410	$18,044	$18,354	$18,985	$18,354
Net subscriptions (redemptions)	(213)	(385)	57	427	(2,110)	(1,683)
Market appreciation (depreciation)	610	19	253	204	(272)	(68)

Ending assets under management	18,410	18,044	18,354	18,985	16,603	16,603

BlackRock Global Series
Beginning assets under management	500	589	794	838	1,026	838
Net subscriptions (redemptions)	44	193	(3)	181	275	456
Market appreciation (depreciation)	45	12	47	7	(8)	(1)

Ending assets under management	589	794	838	1,026	1,293	1,293

BlackRock Liquidity Funds
Beginning assets under management	48,489	51,163	51,078	52,870	53,159	52,870
Net subscriptions (redemptions)	2,674	(85)	1,792	289	(7,305)	(7,016)

Ending assets under management	51,163	51,078	52,870	53,159	45,854	45,854

Closed End
Beginning assets under management	11,294	11,723	12,920	13,961	14,552	13,961
Net subscriptions	185	1,038	944	449	111	560
Market appreciation (depreciation)	244	159	97	142	(430)	(288)

Ending assets under management	11,723	12,920	13,961	14,552	14,233	14,233

Other Commingled Funds
Beginning assets under management	748	747	753	744	767	744
Net subscriptions (redemptions)	(1)	6	(9)	23	59	82

Ending assets under management	747	753	744	767	826	826

Total Mutual Funds
Beginning assets under management	79,044	82,632	83,589	86,767	88,489	86,767
Net subscriptions (redemptions)	2,689	767	2,781	1,369	(8,970)	(7,601)
Market appreciation (depreciation)	899	190	397	353	(710)	(357)

Ending assets under management	$82,632	$83,589	$86,767	$88,489	$78,809	$78,809